Exhibit 10.18

En Wei Office Building Lease

Lessor: Chengdu En Wei Investment (Group) Co., Ltd.

Lessee: Sichuan SHESAYS Cosmetology Hospital Co., Ltd

December 28, 2009

Housing Lease

Lessor: Chengdu En Wei Investment (Group) Co., Ltd. (hereinafter referred to as Party A)
Legal representative: Xue Yongxin
Address:  No.28, Chuangye Road，Chengdu High-tech Zone
Phone: 028 -81663333   Fax: 028 -81665555
Lessee: Sichuan SHESAYS Cosmetology Hospital Co., Ltd. (hereinafter referred to as Party B)
Legal representative: Zhang Yixiang
Address: No. 83,Xinnan Road, Wuhou District, Chengdu
Phone: 028 -85451762   Fax: 028 -85439744

To define the rights and obligations of Party A and Party B, based on the "Contract Law of People's Republic of China" and relevant laws and regulations, the two sides agree to enter into this contract and exhibits regarding the housing lease by Party A to Party B on a voluntary and equal basis with consensus. Party B has achieved a full understanding of the conditions of the housing to be leased and related regulations, and rent the house voluntarily.

I            Housing Overview
The housing to be leased by Party A (an office building of Party A) is located in No.28, Chuangye Road, Chengdu High-tech Zone (hereinafter referred to as the “house”) , with a total construction area of 18,141 m2, leased to B for business use.

The title certificate number of the house: Rong property right certificate No. 0929720, Hill (ground) no. : property right 0577697, a total of 8 floors (including the basement); The building is designed for office use with full frame structure. Party A will provide a parcel map for the leased property. The location of the house will be jointly identified and marked by the two parties. The details of the lease will be recorded as the annex to the contract.

The two-story house located by the power distribution house in the the west of the land has an area about 500 m2 and is included in the range of the housing to be leased (see clan map for details).

II           Purposes for the Lease
Party B will assume the house for business use; B promises to use the house within permitted business scope to carry out legitimate business activities, and to comply with relevant regulations. The business scope of B is medical cosmetology, anesthesiology and medical laboratory. Within the contract period, Party B can't change the determined business scope and operational projects. If changes have to be made, written consent or permission from relevant government institutions should be available and it has to be reported to Party A for record. Without the written consent or permission from Party A, Party B should not sublet or sublease the house.

III          Lease Term
Lease term is five years, from March 1, 2011 to February 29, 2016. From June 30, 2010 Part A begins to deliver the house with stratification to Party B, and completes the house delivery before August 31, 2010. Part A provides a rent-free period of 6 months to Party B, and the free period is from September 1, 2010 to February 28, 2011.

IV          Rent, payment, utilities and performance bonds
1.  Rent: rental fees and land occupancy fees

A.  rental fee: 1,000,000 yuan / quarter, totaling 4,000,000 yuan / year;
B.  land occupancy fee: 1.22 million yuan / quarter, totaling 4.88 million yuan / year;
C.  Total cost of the previous two fees is 8.88 million yuan / year;

2.  Payment: the cost of the above should be paid once a quarter in the first two years with 2.22 million yuan paid in total for once. The rent for the first quarter of lease term should be paid all at once by Party B to Party A 10 days before the end of the rent-free period. In the The subsequent quarterly rent should be paid by Party B to Party A 10 days in advance. Party A should issue legal notes to Party B 15 days before each payment period. Party B should transfer the money for the next payment cycle within 5 days after the receipt of the notes. The two sides both agree, two years after the fulfillment of the contract , that is, from the third year, the payment cycle of rental fees and  land occupancy fees is half a year. Each time 4.44 million yuan in total should be paid. The time for payment in advance is the same with quarterly payment. The house rent is not progressively increasing within the contract term.

3.  Utilities and other fees:
A. utilities and other fees: Party A charges according to independent meters, based on the national standard charges of water, electricity and gas. If there are official adjustment made by the relevant government institutions, the above fees will be charged according to the adjusted standard.
B. Party B should bear the fees of water, electricity, gas, Internet, drainage, cable TV, cleaning, communication, renovation and loss allocation as well as other operating costs that occurred associated with the leased property.
C. Penalties issued by relevant administrative departments due to delayed payment for utilities and other items of Party B have nothing to do with Party A and Party B should be responsible for all losses. Any economic loss of Party A caused by the above should be assumed by Party B.

4.  Performance bond
A. Party B promises to pay Party A the performance bond within 10 days after the signing of the contract. Performance bond is 2 million yuan .
B. 1 million of the performance bond offsets part of the rent for the first quarter. Party B should pay the shortfall according to the contract complement. The remaining 1 million yuan still serves as a non-interest performance bond. When the contract term expires and if Party B is not going to renew the lease, Party A should return the performance bond to Party B without interest on condition that there's no violation of the contract and the procedures of the house returned to Party A have all been fulfilled. If premature termination or termination of the contract is caused by Party B, Party A is entitled to deduct the entire deposit.
C. Within the fulfillment period of this contract, losses caused by Party B to Party A or the third Party due to the breach of contract or related management agreement should be undertaken by Party B. The damages can be deducted directly by  Party A from the deposit. If the deposit is not enough, Party B should pay the shortfall within 7 days.  Party  B should pay the shortfall to Party A within 7 days after being informed that Party A has deducted the damages out of the deposit to ensure the deposit is enough.

5.  Party A will waive the housing rental fee and  land occupancy fee in rent-free period, but  Party B still has to pay other fees beyond the above, including but not limited to fees of electricity, water, gas, renovation and trash cleaning.

V            House Delivery
1.  House
A.  The house will be delivered to Party B as a with the status quo as the contract is signed;
B.  Party B should be responsible for the outer wall decoration (ornaments) and interior decoration (ornaments). The decoration (ornaments) program must be reported to the Party A for permission. The program can only be implemented with written consent from Party A with the costs borne by Party B.

C.  During the decoration (ornaments) process if approval from relevant institutions over related matters is needed, Party B should be responsible for the reporting and operations. The associated costs should be undertaken by Party B and  Party  A can assist in providing relevant documents. In the process of transformation, seedlings and  all relevant facilities belong to Party A. Without written authorization from Party A, Party B has no right for any disposal.
D.  Ancillary facilities, equipments, furniture, appliances, office supplies, etc., except the fixed  renovation (ornaments) in the house, do not fall within the scope of the transfer of the rental. Things in the house after Party A's delivery to Party B are at the latter's disposal.

2.  Facilities and equipments
A.  Facilities associated with the use of the house such as elevators, central air-conditioners should be guaranteed  working properly before the delivery to Party B.
B.  Fees due to fire approval, construction, approval application should be undertaken by Party B. Party B should be responsible for the fire protection system through approval by relevant authorities.
C.  The house should be delivered by Party A with the present internal power usage. Party A should  be responsible for the allocation of the low voltage power distribution in accordance with the load required by Party B.  The transformation and division of the incoming lines should be completed and delivered by Party A to Party B. If Party B need to transform the  low-voltage power distribution room and the electrical terminals, it should be carried out according to  the  administrative regulations with the approval of competent authorities. Party B should be responsible for corresponding reporting and operating. The expenses should be undertaken by Party B. The low-voltage power distribution room and the back-ups should be under the management of Party B.
D.  Water supply system should be maintained the status quo. With an independent measurement completed, Party A will deliver it to Party B.
E.  Before the delivery, the central air conditioner is under the maintenance of Party A. Party A should ensure the normal operation of it with proper maintenance. The transformation for independent measurement of the energy consumption should be well completed by Party A before the delivery to Party B.
F.  Monitoring equipments, weak current, conference table and chairs remain unchanged for delivery.
G.  All the related facilities and equipments in the house require  regular maintenance by Party B and the corresponding expenses should be borne by Party B.

3.  All the delivery items in this section (except for interior and exterior decorations) belong to Party A.

4.  After the expiry of the lease or contract, over the decoration (ornaments) issues, both parties agree on the following principles with equal consultations:
A.  Unmovable fixture should be under the ownership of Party A without any compensation to Party B.
B.  If Party B remove the fixed decoration, a recovery to the original state should be ensured before returning the house to Party A.

5.  After the delivery, issues associated with facilities and equipments should all be assumed by Party B, such as the use,maintenance, inspection and modification as well as changes and related costs.

6.  The House delivered a written notice to Party B the scene after the inventory signed by both parties, “EIR " shall prevail. But when Party A deliver  the " property acceptance notice"  to Party B. Without any reasonable objections from Party B over the determined time and if before the exchange time  there's no written notice from Party B to Party A to change the delivery time and then  there's no one to accept the house or fail to fulfill the delivery procedure with Party A, it is defined as a situation in which Party A has informed of the confirmed time and recorded information about the house. Therefore, it is taken for granted that Party A has already fulfilled its obligation of making proper delivery to Party B.

VI           The rights and obligations of Party A
1.  Party A can guarantee the legitimate rights of the house for lease.

2.  Deliver the house on time;

3.  Party A has the right to conduct inspection and supervision over Party B's business activities and related behaviors to ensure the compliance with the law, relevant rules and regulations.

4.  Party A should offer assistance in the management of required license or approvals  for the house.

5.  Party A allows Party B to set up advertising spaces in the lease area on condition that it must comply with the regulations of the relevant functional departments in Chengdu.

6.  Party A is responsible for the relative segmentation and transformation of independent measurement for the use of water, electricity and gas.

7.  Party A can buy insurances for all of the project buildings, structures, equipments and facilities. The insurance costs should be borne by Party A with Party A as the beneficiary.

8.  Party A has the right to give warnings and require liquidated damages or damages, stop the infringement, and order the other Party to carry out rectification. Meanwhile, Party A can report to the authorities, refuse admission operations (inform Party B at least 24 hours in advance) stop the supply of water, electricity, gas and use any other measures to achieve the purpose of redressing Party B's illegal activities that have violated the administrative regulations.

VII          The rights and obligations of Party B
1.  Party B must pay the rent and other related expenses on time. Party B should bear all the risks induced by land status and housing purposes inconsistent with the actual use;

2.  After the commencement of the contract, on condition that the government law, regulations, policies and this contract are not violated, Party B has the right to use and dispose the house within the business scope approved by authorities.

3.  Party B's decoration (ornaments) conducts must comply with “estate service contract” and "decoration (ornaments) regulations”. The decoration scheme of Party B should be submitted to Party A for written consent 15 days in advance and urge the construction unit to sign "decoration process management agreement” with Party A(otherwise Party A has the right to refuse the admission of the renovation construction unit). Party B should report to government departments based on regulations for approval, and the expenses should be undertaken by Party B. Party A is entitled to carry our supervision and random inspection of the decoration process of Party B. If Party B conducts renovation or sets up additional ancillary facilities without the  written consent of or beyond the scope of the written consent of Party A, Party A has the right to require restoration and damages.

4.  Party B must ensure the integrity of the house and equipments with the obligation to guarantee the safety checks and maintenance of related facilities and equipments to ensure its proper performance.

5.  When the lease expires, based on item 3 in this section Party B is entitled to carry out the agreed removal of the facilities for improvement and modifications. Party B should inform Party A in written form of demolition date 1 month in advance. Party B is not allowed to cause any damage to the house, and any loss brought to Party A or the third party should be undertaken by Party B.

6.  After the expiration of the contract, if Party A continues to lease the house, Party B enjoys the priority to lease under the same conditions.

7.  During the lease, as for fire safety, comprehensive management, cleaning, environmental protection, etc., Party B should undertake full responsibility based on relevant regulations and submit to the supervision of Party A.

8.  If Party B carries out unauthorized housing renovation or alteration, Party A has the right to require removal or recovery and request compensation for the resulting loss suffered.

9.  Party B is not allowed to sublet or sublease the house to a third party.

10.  Party B should not affect or interfere with Party A's normal management of the house or proper supervision over Party B's business activities.

11.  Party B is not allowed to carry out illegal business activities in the house. Any fines by related authorities and disputes concerning with the third party have nothing to to with Party A and Party A will not undertake any economic losses.

12.  Party B should obtain all valid licenses to conduct business in the house (including but not limited to business license, organization code certificate, tax registration certificate, proof of ownership of the trademark, discharge permit, hygiene license, and special industry license) and all the above should be checked and recorded by Party A. Party B should carry out legitimate business, pay taxes and follow the the regular house management of Party A.

13.  After the rent-free period begins, Party B has the obligation to buy public liability insurance for the equipments, facilities and commodities in the house. The insurance costs should be paid by Party B. Otherwise, any loss ( including loss of Party A and the third party ) should be borne by Party B.

14.  If the related information of Party B has changes, it should be immediately informed to Party A in written form.

VIII        With any of the following circumstances for Party B, Party A can terminate the contract ahead of schedule and get the house back with the right to deduct the entire performance bond. Any loss brought to Party A should be compensated by Party B.
1.  Party B carry out activities in the house with violation of national laws or government regulations, or damage to the public interest.

2.  Party B owed payment including but not limited to rental fees, land occupancy fees, water, electricity, gas expenses or fees under the collection of Party A for 1 month or up to 1 month ( calculated from the day to pay) ;

3.  Party B changes the structure of the house, damages the house or changes the housing purposes without permission.

4.  Party B deliberately damages the house.

5.  Party B changes its business scope without the approval of Party A and relevant government authorities.

IX          Property Restitution
1.  On the cancellation or termination of this contract, Party B should remove the added equipments and facilities,and clear things up within the lease scope on condition that the structural safety of the leasehold buildings is not damaged or affected and the facades are complete. The related facilities and equipments of the house returned by Party B should meet the standards of normal use, and nothing should be retained to cause effects on the normal use of the house. Party A can take the retained items without permission as deserted ones, and has the right to get them disposed with the removal expenses paid by Party B.

2.  If Party B fails to vacate or return the house and its facilities and equipments, Party B should pay double rent according to the days delayed. If Party B doesn't clean the items up on returning, any expenses induced by the cleaning should be paid by Party B to Party A. When returning, the two sides should sign hand-over documents with mutual settlement of respective expenses undertaken.

X            Expiration or early termination of the contract
1.  Before the expiry of the contract term,  if Party B wants to renew the lease, a written  application to Party A should be proposed 6 months in advance. If Party A agrees with the application, then from the beginning of the sixth year, the annual rent is charged with 10% increase on the basis of that for the previous year.

2.  When the contract expires, if Party A doesn't lease the house to Party B, Party B should return the house to Party A before the deadline in the lease contract according to section IX.

3.  During the contract, if one of the two parties wants to cancel or terminate the contract,  notice in written form should be offered to the other party 1 year in advance, otherwise the party requiring termination of the contract should pay a compensation amounting to a rent for 3 months as well as undertake the liability for breach of contract.

XI           Parking Management
1.  Party B is entitled to make arrangements for the use and parking of motor vehicles and non-motor vehicles within the scope of the lease.

2.  In accordance with relevant laws and regulations, Party B should develop  appropriate security measures to maintain regular work and normal traffic order ensuring a smooth traffic condition.

3.  If the vehicles entering the parking lot run into any accident, Party A does not assume any responsibility.

4.  The parking of excessively high, wide, long ( standard vehicle requirements : Do not block or obstruct passage of other vehicles ) vehicles or vehicles with leaking problems are not allowed, so as to avoid dangers and losses. Any loss due to the use of Party B without relation to Party A should all be undertaken by Party A.

5.  Party A assumes no security responsibility for any vehicles parked by Party B or its customers.

XII         Notification and delivery
Notifications should be delivered and accepted in written form according to the notification and all documents between Party A and Party B, the present contract notice and other requirements necessary to issue the contract. If it is delivered in person, then the delivery is defined as valid when the receiver  signs the receipt. If it is delivered through EMS, then the delivery is defined as valid two working days later. If it is delivered through fax or e-mail, then the delivery is defined as valid when the receiver confirms the receipt of it. If Party A get it published through the media, the delivery is deemed effective from the date of  publication.

XIII        Alteration of the contract
1.  During the lease, Party A has the right to transfer the possession of the house, but Party A should fully disclose the contents to the assignee of this contract. Party B has the priority to buy the house under the same conditions.

2.  Party A and Party B agree to sign this contract and accessories over the rental housing of Party A to Party B on a voluntary and equal basis with consensus .

XIV Liability for Breach of Contract

1.  If Party A delays the delivery of the house to Party B, Party B is entitled to charge daily  penalty (rental fee, land occupancy fee) which is amount to the 3‰ of  the annual payment.

2.  If Party B fails to pay the rent, land occupancy fee and other fees under the collection of Party A on time, Party A is entitled to charge daily  penalty (rental fee, land occupancy fee) which is amount to the 3‰ of  the annual payment.

3.  After the commencement of the contract, if the contract is canceled or terminated due to reasons of Party B ( including the situation in which Party B fails to achieve the licenses pursuant to the relevant lease contract), Party A has the right to deduct the entire performance bond. If the house fails to be restored due to transformation or decoration, Party B should make compensation for the economic loss of Party A.

XV         Indemnifications
1.  When there come accidents due to force majeure, such as damage and losses of venues and merchandise caused by earthquakes or war, both sides are not liable for damages.

2.  If as a result of force majeure and other factors, the house is seriously damaged which can not be used any longer, and Party A decides not to get it repaired giving written notification to Party B 30 days after the accident, then at the date of receipt of such notice by Party B, the contract is terminated. Party B should return the house to Party A according to the contract. The rent should be settled accordingly and Party A does not assume any liability and compensation.

XVI        Dispute resolution
1.  During the performance of this contract, when the two sides have dispute, in order not to influence their work, they can negotiate and figure out proper settlement or rely on relevant authorities for mediation.

2.  If  neither of the two parties wants to solve the dispute through negotiation and  mediation, or the negotiation and mediation fail, both sides agree to get the dispute solved with the execution of  the following item B in this contract:
A.  Ask the Arbitration Commission of Chengdu for arbitration.
B.  Prosecute to people's court in the location of the house.

XVII      Other Terms
1.  Party A commissions Chengdu Nest Property Service Co., Ltd to provide property services to Party B. The service company will sign a " property service contract", a "decoration ( ornaments ) Management agreement" and a " Fire Safety liability statement" with Party B.

2.  Party B should provide a area of 100 m2 in the first or second floor of the house to the service company for office use.

3.  Except otherwise agreed, the currency involved in this contract is RMB.

4.  Matters not covered in this contract should be in accordance with relevant provisions of the "Contract Law" and supplement will be made based on mutual agreement. The annex to the contract and the supplemental agreement have equal legal effect to this contract.

5.  Any statement or promise beyond the agreement in the contract or supplemental agreement signed by both parties can not constitute any evidence for the fulfillment of it.

6.  The contract should be signed by both parties and with the stamps the performance bond will take effects.

7.  There are eight originals of the contract. Each party holds four with equal legal effects. If this lease contract is inconsistent with the one recorded by the government, this contract should be taken as the standard.

Exhibits to the contract:

1.  copy of business license of Party A, state-owned land use certificate,  certificate of house ownership, parcel map

2.  copy of the corporate ID card, copy of business license, copy of organization code certificate, copy of tax registration certificate, special industry license (all copies should be stamped)

Party A (stamp): Stamp Affixed	Party B (stamp): Stamp Affixed
Legal representative (authorized agent)	Legal representative (authorized agent)
Bank: Agricultural Bank of China,	Bank: Industrial Bank of Chengdu, Moziqiao Branch
Chengdu Zongfu Branch
Account Number: 900101040015023	Account Number: 431030100100052673
Account Name: Chengdu En Wei Investment (Group) Co., Ltd.	Account: Sichuan SHESAYS Cosmetology Hospital Co., Ltd

Time:	Time:
Signed at: